AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998
                                                 REGISTRATION NO. 333-51555

===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

             --------------------------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

             --------------------------------------------------

                             THE ROUSE COMPANY
           (Exact name of registrant as specified in its charter)
                                  MARYLAND
       (State or other jurisdiction of incorporation or organization)
                                 52-0735512
                    (I.R.S. Employer Identification No.)
                       10275 LITTLE PATUXENT PARKWAY
                       COLUMBIA, MARYLAND 21044-3456
                               (410) 992-6000

             (Address including zip code, and telephone number,
               including area code, of registrant's principal
                             executive offices)

              -----------------------------------------------

                            BRUCE I. ROTHSCHILD
                              VICE PRESIDENT,
                       GENERAL COUNSEL AND SECRETARY
                       10275 LITTLE PATUXENT PARKWAY
                       COLUMBIA, MARYLAND 21044-3456
                               (410) 992-6400
          (Name, address including zip code, and telephone number,
                 including area code, of agent for service)

              -----------------------------------------------

                                  COPY TO:
                            KENNETH R. BLACKMAN
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             ONE NEW YORK PLAZA
                       NEW YORK, NEW YORK 10004-1980
                               (212) 859-8000

              -----------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

              -----------------------------------------------

                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------

   TITLE OF EACH CLASS OF        PROPOSED MAXIMUM             AMOUNT
        SECURITIES                   AGGREGATE            OF REGISTRATION
    TO BE REGISTERED (1)      OFFERING PRICE (2)(3)(4)         FEE

---------------------------------------------------------------------------

Common Stock, $0.01 par value
Preferred Stock, $0.01 par
   value
Debt Securities.............      $2,251,000,000            $666,062(4)

---------------------------------------------------------------------------

(1) Also includes such indeterminate number of shares of Common Stock and Debt Securities as may be issued upon conversion of or exchange for Preferred Stock or other Debt Securities.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.

(3) In U.S. dollars or the equivalent thereof in foreign currency or currency units.

(4)  Previously paid.

              -----------------------------------------------

     THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, MAY DETERMINE.

===========================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               SUBJECT TO COMPLETION, DATED OCTOBER 30, 1998

                             THE ROUSE COMPANY

             COMMON STOCK, PREFERRED STOCK AND DEBT SECURITIES

              -----------------------------------------------

     We are one of the largest publicly-traded real estate companies in the United States. Through this prospectus, we may periodically offer shares of our common stock, shares of our preferred stock and/or debt securities, and one of our securityholders may periodically offer shares of our common stock and/or notes issued to it, in the amounts, at the prices and on such other terms as will be determined at the time of offering.

     We may offer any of the securities described in this prospectus in one or more series or issue any of those securities all at once or over time. The offering price of all the securities issued under this prospectus may not exceed $2,251,000,000 (or the equivalent of that amount in one or more foreign currencies, currency units or composite currencies). We will describe the specific terms of any securities we offer in a prospectus supplement that will accompany this prospectus. If we offer common stock, we will specify the number of shares, the public offering price and other terms relating to the offer and sale of those shares in the prospectus supplement. If we offer preferred stock, we will specify the title of the preferred stock, the number of shares, the public offering price, any dividend, liquidation, redemption, voting, conversion, exchange and other rights, and any other terms relating to the offer and sale of those shares in the prospectus supplement. If we offer debt securities, we will specify the title of the debt securities, the principal amount, the public offering price, the denomination, the maturity, any premium, any interest rate (which may be fixed, floating or adjustable), the time and method of calculating any interest payment, the place where the principal of and any premium and interest may be paid, the currency in which the principal of and any premium and interest may be paid, any redemption or repayment terms at our or the holder's option, any sinking fund, conversion or exchange provisions, any other special terms, and any other terms relating to the offer and sale of those debt securities in the prospectus supplement.

     In addition to the securities that we may offer, this prospectus covers up to shares of our common stock and up to $58,000,000 principal amount of our 6.94% notes due 2008 that have been issued to and may be resold by one of our securityholders. This selling securityholder may sell those securities directly or through agents or broker-dealers on terms to be determined at the time of sale. The terms of any sale will be described in a prospectus supplement that will accompany this prospectus. We will receive no proceeds from any sales of our securities by the selling securityholder, but we have agreed to pay certain expenses associated with the registration and sale of those securities.

     Our common stock trades on the New York Stock Exchange under the symbol "RSE." We will list any shares of common stock sold under this prospectus on the New York Stock Exchange. Unless we otherwise specify in a prospectus supplement, any debt securities we issue under this prospectus will be unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              -----------------------------------------------

                The date of this Prospectus is      , 1998.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS OR INFORMATION THAT WE OR THE SELLING SECURITYHOLDER HAVE REFERRED YOU TO, SUCH AS THE INFORMATION REFERRED TO BELOW THAT WE FILE WITH THE SEC. NEITHER WE NOR THE SELLING SECURITYHOLDER HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

              -----------------------------------------------

                           ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference room of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities offered under this prospectus. This prospectus is part of the registration statement we filed with the SEC.

     1. Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").

     2.   Current Report on Form 8-K dated January 15, 1998.

     3.   Quarterly Report on Form 10-Q for the quarter ended March 31,
          1998.

     4.   Quarterly Report on Form 10-Q for the quarter ended June 30,
          1998.

     5.   Current Report on Form 8-K dated August 14, 1998.

     6.   Current Report on Form 8-K/A dated October 9, 1998.

     7. Description of Contingent Stock Agreement (as described elsewhere in this prospectus) is incorporated by reference to the caption "The Contingent Stock Agreement; The Contractual Rights" contained in the registration statement on Form S-4 (File No. 333-1693) filed March 13, 1996, as amended.

     You may request a copy of these filings, at no cost, by writing or telephoning David L. Tripp, Vice President and Director of Investor Relations and Corporate Communications, The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456, Telephone: (410) 992-6000.

                         FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements which reflected our views at the times the documents were filed regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or the results we expected at the time of filing. See Exhibit 99.2 to the 1997 10-K. The words "believe," "expect," "anticipate" and similar expressions identify forward-looking statements, which speak only as of the dates on which they were made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should not unduly rely on these forward-looking statements.

                             THE ROUSE COMPANY

     The Rouse Company is one of the largest publicly-traded real estate companies in the United States. We intend to elect to be taxed as a real estate investment trust (a "REIT") effective January 1, 1998. Through our subsidiaries, affiliates and non-REIT subsidiaries, we engage in or have a material financial interest in (i) the ownership, management, acquisition and development of income-producing and other real estate in the United States, including retail centers, office buildings, mixed-use projects and community retail centers, and the management of one retail center in Canada and (ii) the development and sale of land primarily in Maryland and the Las Vegas, Nevada metropolitan area for residential, commercial and industrial uses. Our principal offices are located at The Rouse Company Building, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456, and our telephone number is (410) 992-6000. The Rouse Company and its subsidiaries, affiliates and non-REIT subsidiaries are referred to collectively in this prospectus as "we," "Rouse" or the "Company."

                              USE OF PROCEEDS

     Unless we otherwise indicate in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities we offer for general corporate purposes, including the repayment of indebtedness and for acquisitions. We will receive no proceeds from any sales of our securities by the selling securityholder. See "Selling Securityholder."

                     RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our (i) ratio of earnings to fixed charges and (ii) ratio of earnings to combined fixed charges and Preferred stock dividend requirements for the periods indicated:

                                                       SIX MONTHS
                                                      ENDED JUNE 30,          YEARS ENDED DECEMBER 31,
                                                      --------------  ---------------------------------------
                                                      1998    1997    1997    1996     1995     1994     1993
                                                      ----    ----    ----    ----     ----     ----     ----
Ratio of earnings to fixed charges(FN1).............  1.53    1.19    1.25    1.16     1.04     1.06     1.01
Ratio of earnings to combined fixed charges and
  Preferred stock dividend requirements(FN2)(FN3)...  1.45    1.14    1.20    1.08      --       --       --

------------------------------


(1) The ratio of earnings to fixed charges is computed by dividing fixed charges into net earnings before income taxes, extraordinary loss and cumulative effect of change in accounting principle, adjusted for minority interest in earnings, amortization of interest costs previously capitalized and certain other items, plus fixed charges other than capitalized interest. Fixed charges include interest costs, distributions on Company-obligated mandatorily redeemable preferred securities, the estimated interest component of rent expense and certain other items.


(2) The ratio of earnings to combined fixed charges and Preferred stock dividend requirements is computed by dividing total combined fixed charges and amounts of pre-tax earnings required to cover Preferred stock dividend requirements into net earnings before income taxes, extraordinary loss and cumulative effect of change in accounting principle, adjusted for minority interest in earnings, amortization of interest costs previously capitalized and certain other items, plus fixed charges other than capitalized interest. Fixed charges include interest costs, distributions on Company-obligated mandatorily redeemable preferred securities, the estimated interest component of rent expense and certain other items.

(3) Total combined fixed charges and Preferred stock dividend requirements exceeded earnings available for combined fixed charges and Preferred stock dividend requirements by $14,086,000, $8,934,000 and $17,722,000 for the years ended December 31, 1995, 1994 and 1993, respectively.


                        DESCRIPTION OF COMMON STOCK

GENERAL

     The following summary of certain terms and provisions of Rouse's common stock, $0.01 par value per share, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law (the "MGCL") and to the terms and provisions of the Amended and Restated Articles of Incorporation, as amended, including all Articles Supplementary thereto, of Rouse (the "Charter") and the Bylaws, as amended, of Rouse (the "Bylaws"), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

     The Charter authorizes the issuance of 250,000,000 shares of common stock and, as of October 29, 1998, 68,622,195 shares of common stock were issued and outstanding. The common stock is listed on the NYSE under the trading symbol "RSE."

     In connection with Rouse's acquisition in June 1996 (the "Hughes Acquisition") of all the outstanding equity interests in The Hughes Corporation and its affiliated partnership, Howard Hughes Properties, Limited Partnership (collectively, "Hughes"), Rouse entered into an agreement (the "Contingent Stock Agreement") for the benefit of the former Hughes equity owners (or their successors) (the "Hughes Owners") pursuant to which shares of common stock, or under certain circumstances, Increasing Rate Cumulative Preferred Stock, par value $0.01 per share (the "Increasing Rate Preferred Stock"), of Rouse may be issued to the Hughes Owners over a 14-year period ending in 2009. The number of shares of common stock (or, under certain circumstances, Increasing Rate Preferred Stock) that may be issued will be determined on the basis of the net cash flow generated from and the appraised value of certain assets acquired in the Hughes Acquisition. Any shares of Increasing Rate Preferred Stock, if issued, will be exchangeable, at Rouse's option, for shares of common stock.

     During the first quarter of 1997, Rouse issued 4,050,000 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Convertible Preferred Stock"). The Series B Convertible Preferred Stock is convertible, in whole or in part, at the option of the holder thereof at any time, unless previously redeemed, into shares of common stock, at a conversion price of $38.125 per share of common stock (equivalent to a conversion rate of 1.311 shares of common stock per share of Series B Convertible Preferred Stock), subject to adjustment in certain circumstances. The Series B Convertible Preferred Stock is not redeemable prior to April 1, 2000, and at no time is it redeemable for cash. On or after April 1, 2000, the Series B Convertible Preferred Stock will be redeemable by Rouse, in whole or in part, at Rouse's option and subject to certain conditions, for such number of shares of common stock as are issuable at a conversion rate of 1.311 shares of common stock for each share of Series B Convertible Preferred Stock, subject to adjustment in certain circumstances. See "Description of Preferred Stock -- Series B Convertible Preferred Stock."

     Rouse has outstanding $128,515,000 aggregate principal amount of 5 3/4% Convertible Subordinated Debentures due 2002. The debentures are convertible by the holders thereof into common stock at a conversion price equal to $28.625 principal amount of each debenture for each share of common stock, subject to adjustment in certain circumstances.

DIVIDEND RIGHTS

     The holders of common stock are entitled to receive such dividends as are declared by the Board of Directors of Rouse, after payment of, or provision for, full cumulative dividends for outstanding Preferred Stock.

VOTING RIGHTS

     Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting for directors is not permitted. Holders of common stock and Rouse's preferred stock, $0.01 per share, when outstanding and when entitled to vote, vote as a class, except with respect to matters that (i) relate only to the rights, terms or conditions of preferred stock, (ii) affect only the holders of preferred stock or (iii) relate to the rights of the holders of preferred stock if Rouse fails to fulfill any of its obligations regarding such stock.

LIQUIDATION RIGHTS

     Upon any dissolution, liquidation or winding up of Rouse, the holders of common stock are entitled to receive pro rata all of Rouse's assets and funds remaining after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock.

PREEMPTIVE RIGHTS

     Holders of common stock have no preemptive right to purchase or subscribe for any shares of Rouse's capital stock.

SPECIAL STATUTORY REQUIREMENTS FOR CERTAIN TRANSACTIONS

     The summaries of the following statutes do not purport to be complete and are subject to and qualified in their entirety by reference to the applicable provisions of the MGCL.

     BUSINESS COMBINATION STATUTE. The MGCL establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders," unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger or other specified transactions between a company and an interested stockholder and requires a super-majority vote for such transactions after the end of such five-year period.

     "Interested stockholders" are all persons owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested stockholder or its affiliates for a period of five years after the date on which the stockholder first became an interested stockholder and thereafter may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. A business combination with an interested stockholder which is approved by the board of directors of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the five-year moratorium or special voting requirements. The Bylaws specifically provide that the foregoing provisions apply to any such business combination with Rouse. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote. Rouse has not adopted any such amendment to its charter.

     CONTROL SHARE ACQUISITION STATUTE. The MGCL imposes limitations on the voting rights of shares acquired in a "control share acquisition." The Maryland statute defines a "control share acquisition" at the 20%, 33 1/3% and 50% acquisition levels, and requires a two-thirds stockholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquirer generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the charter or bylaws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a stockholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within ten days following a control share acquisition. Moreover, unless the charter or bylaws provide otherwise, the statute provides that, if, before a control share acquisition occurs, voting rights are accorded to control shares which result in the acquiring person having majority voting power, then minority stockholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a charter or bylaw provision is adopted for such purpose prior to the control share acquisition. The Bylaws specifically provide that the statutory provisions relating to control share acquisitions do not apply.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is The Bank of New York, New York, New York.

                       DESCRIPTION OF PREFERRED STOCK

GENERAL

     The following summaries of certain terms and provisions of the preferred stock do not purport to be complete and are subject to, and qualified in their entirety by reference to, the MGCL and the terms and provisions of the Charter, including the Articles Supplementary setting forth the particular terms of (i) the Series B Convertible Preferred Stock,
(ii) the Increasing Rate Preferred Stock and (iii) the 10.25% Junior Preferred Stock, Series 1996 (the "Junior Preferred Stock"), and to the Bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus forms a part.

     The Charter authorizes the issuance of 50,000,000 shares of preferred stock, of which (i) 4,600,000 shares have been classified as Series B Convertible Preferred Stock, (ii) 10,000,000 shares have been classified as Increasing Rate Cumulative Preferred Stock and (iii) 37,362 shares have been classified as 10.25% Junior Preferred Stock, 1996 Series. Preferred stock may be issued from time to time in one or more series, without stockholder approval, with such voting powers (full or limited), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be established by the Board of Directors of Rouse. Thus, without stockholder approval, Rouse could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of common stock.

     The particular terms of any series of preferred stock offered by any prospectus supplement will be described in the prospectus supplement relating to such series of preferred stock. At any time that any series of preferred stock is authorized, the Board of Directors of Rouse or a duly authorized Committee of such Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of such series, as well as the number of shares constituting such series and the designation thereof. The description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement does not purport to be complete and will be qualified in its entirety by reference to the Articles Supplementary relating to such series.

     As of October 29, 1998, no shares of Increasing Rate Preferred Stock, 37,362 shares of Junior Preferred Stock and 4,050,000 shares of Series B Convertible Preferred Stock are issued and outstanding.

SERIES B CONVERTIBLE PREFERRED STOCK

     GENERAL. On January 30, 1997, the Board of Directors of Rouse classified and authorized Rouse to issue up to an aggregate of 4,600,000 shares of the Series B Convertible Preferred Stock as part of the 50,000,000 shares of the authorized preferred stock.

     The holders of the Series B Convertible Preferred Stock have no preemptive rights with respect to any shares of capital stock of Rouse or any other securities of Rouse convertible into or carrying rights or options to purchase any such shares. The Series B Convertible Preferred Stock is not subject to any sinking fund or other obligation of Rouse to redeem or retire the Series B Convertible Preferred Stock. Unless converted or redeemed by Rouse, the Series B Convertible Preferred Stock has a perpetual term, with no maturity. The Series B Convertible Preferred Stock is listed on the NYSE under the trading symbol "RSE Pr B." The shares of common stock issuable upon conversion or redemption of the Series B Convertible Preferred Stock are listed on the NYSE.

     RANKING. The Series B Convertible Preferred Stock ranks senior to the Increasing Rate Preferred Stock, the Junior Preferred Stock and the common stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

     While any shares of Series B Convertible Preferred Stock are outstanding, Rouse may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series B Convertible Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding shares of Series B Convertible Preferred Stock and all other shares of Voting Preferred Shares (defined below), voting as a single class. However, Rouse may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on a parity with the Series B Convertible Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up (a "Series B Parity Stock") without the consent of any holder of Series B Convertible Preferred Stock. See "-- Voting Rights" below.

     DIVIDENDS. Holders of shares of Series B Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of Rouse, out of funds of Rouse legally available for payment, cumulative cash dividends at the rate per annum of 6.0% per share on the liquidation preference thereof or $3.00 per share of Series B Convertible Preferred Stock. Dividends on the Series B Convertible Preferred Stock are payable quarterly on the first calendar day of January, April, July and October of each year (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors), at such annual rate. Each such dividend is payable to holders of record as they appear on the stock records of Rouse at the close of business on such record dates, not exceeding 60 days preceding the payment dates thereof as shall be fixed by the Board of Directors of Rouse. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of Rouse legally available for the payment of such dividends. Accumulations of dividends on shares of Series B Convertible Preferred Stock will not bear interest. Dividends payable on the Series B Convertible Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Convertible Preferred Stock for each full dividend period are computed by dividing the annual dividend rate by four.

     No dividend may be declared or paid on any Series B Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series B Convertible Preferred Stock for all prior dividend periods, provided, however, that if accrued dividends on the Series B Convertible Preferred Stock for all prior dividend periods have not been paid in full then any dividend declared on the Series B Convertible Preferred Stock for any dividend period and on any Series B Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series B Convertible Preferred Stock and such Series B Parity Stock.

     Rouse may not

     (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Series B Junior Stock (as defined below), or

     (ii) redeem, purchase or otherwise acquire for consideration any Series B Junior Stock through a sinking fund or otherwise (other than (A) a redemption or purchase or other acquisition of shares of common stock made for purposes of an employee incentive or benefit plan of Rouse or any subsidiary or (B) a purchase or other acquisition of shares of common stock made for purposes of distribution pursuant to the Contingent Stock Agreement), unless

     (1) all cumulative dividends with respect to the Series B Convertible Preferred Stock and any Series B Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and

     (2) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series B Convertible Preferred Stock and any Series B Parity Stock.

     The foregoing limitations do not restrict Rouse's ability to take the foregoing actions with respect to any Series B Parity Stock.

     As used herein, (i) the term "dividend" does not include dividends payable solely in shares of Series B Junior Stock on Series B Junior Stock, or in options, warrants or rights to holders of Series B Junior Stock to subscribe for or purchase any Series B Junior Stock, and (ii) the term "Series B Junior Stock" means the common stock, and any other class of capital stock of Rouse now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series B Convertible Preferred Stock.

     REDEMPTION. Shares of Series B Convertible Preferred Stock are not redeemable by Rouse prior to April 1, 2000, and at no time is the Series B Convertible Preferred Stock redeemable for cash. On and after April 1, 2000, the shares of Series B Convertible Preferred Stock will be redeemable at the option of Rouse, in whole or in part, for such number of shares of common stock as equals the liquidation preference of the Series B Convertible Preferred Stock to be redeemed divided by the Conversion Price (as defined below under "-- Conversion Rights") as of the opening of business on the date set for such redemption (equivalent to a conversion rate of 1.311 shares of common stock for each share of Series B Convertible Preferred Stock), subject to adjustment in certain circumstances. Rouse may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the common stock on NYSE exceeds $45.75, subject to adjustment in certain circumstances. In order to exercise its redemption option, Rouse must issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions in the preceding sentences have, from time to time, been met, but in no event prior to February 1, 2000.

     On the redemption date, Rouse must pay on each share of Series B Convertible Preferred Stock to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series B Convertible Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentences, no payment or allowance will be made for accrued dividends on any shares of Series B Convertible Preferred Stock called for redemption or on the shares of common stock issuable upon such redemption.

     In the event that full cumulative dividends on the Series B Convertible Preferred Stock and any Series B Parity Stock have not been paid or declared and set apart for payment, the Series B Convertible Preferred Stock may not be redeemed in part and Rouse may not purchase or acquire shares of Series B Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Convertible Preferred Stock.

     On and after the date fixed for redemption, provided that Rouse has made available at the office of the Registrar and Transfer Agent a sufficient number of shares of common stock and an amount of cash to effect the redemption, dividends will cease to accrue on the Series B Convertible Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Series B Convertible Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series B Convertible Preferred Stock shall cease except the right to receive the shares of common stock upon such redemption and any cash payable upon such redemption, without interest from the date of such redemption. At the close of business on the redemption date, each holder of Series B Convertible Preferred Stock (unless Rouse defaults in the delivery of the shares of common stock or cash) will be, without any further action, deemed a holder of the number of shares of common stock for which such Series B Convertible Preferred Stock is redeemable.

     Fractional shares of common stock are not to be issued upon redemption of the Series B Convertible Preferred Stock, but, in lieu thereof, Rouse will pay a cash adjustment based on the current market price of the common stock on the trading day prior to the redemption date.

     LIQUIDATION PREFERENCE. The holders of shares of Series B Convertible Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of Rouse, whether voluntary or involuntary, $50.00 per share of Series B Convertible Preferred Stock plus an amount per share of Series B Convertible Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Series B Liquidation Preference"), and no more.

     Until the holders of the Series B Convertible Preferred Stock have been paid the Series B Liquidation Preference in full, no payment will be made to any holder of Series B Junior Stock upon the liquidation, dissolution or winding up of Rouse. If, upon any liquidation, dissolution or winding up of Rouse, the assets of Rouse, or proceeds thereof, distributable among the holders of the shares of Series B Convertible Preferred Stock are insufficient to pay in full the Series B Liquidation Preference and the liquidation preference with respect to any other shares of Series B Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series B Convertible Preferred Stock and any such Series B Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series B Convertible Preferred Stock and any such Series B Parity Stock if all amounts payable thereon were paid in full. Neither a consolidation or merger of Rouse with another corporation, a statutory share exchange by Rouse nor a sale or transfer of all or substantially all of Rouse's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Rouse.

     VOTING RIGHTS. Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of shares of Series B Convertible Preferred Stock have no voting rights.

     If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Convertible Preferred Stock or any other Series B Parity Stock are in arrears, whether or not earned or declared, the number of directors then constituting the Board of Directors of Rouse will be increased by two and the holders of shares of Series B Convertible Preferred Stock, voting together as a class with the holders of any other series of Series B Parity Stock (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional directors to serve on Rouse's Board of Directors at an annual meeting of stockholders or a properly called special meeting of the holders of the Series B Convertible Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of stockholders until all such dividends and dividends for the current quarterly period on the Series B Convertible Preferred Stock and such other Voting Preferred Shares have been paid or declared and set aside for payment.

     The approval of two-thirds of the outstanding shares of Series B Convertible Preferred Stock and all other series of Voting Preferred Shares, acting as a single class regardless of series either at a meeting of shareholders or by written consent, is required in order to amend the Charter and Articles Supplementary to affect materially and adversely the rights, preferences or voting powers of the holders of the Series B Convertible Preferred Stock or the Voting Preferred Shares or to authorize, create, or increase the authorized amount of, any class of stock having rights senior to the Series B Convertible Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, Rouse may create additional classes of Series B Parity Stock and Series B Junior Stock, increase the authorized number of shares of Series B Parity Stock and Series B Junior Stock and issue additional series of Series B Parity Stock and Series B Junior Stock without the consent of any holder of Series B Convertible Preferred Stock.

     Except as required by law, the holders of Series B Convertible Preferred Stock are not entitled to vote on any merger or consolidation involving Rouse or a sale of all or substantially all of the assets of Rouse. See "-- Conversion Price Adjustments" below.

     CONVERSION RIGHTS. Shares of Series B Convertible Preferred Stock are convertible, in whole or in part, at any time, at the option of the holders thereof, into shares of common stock at a conversion price of $38.125 per share of common stock (equivalent to a conversion rate of 1.311 shares of common stock for each share of Series B Convertible Preferred Stock), subject to adjustment as described below ("Conversion Price"). The right to convert shares of Series B Convertible Preferred Stock called for redemption terminates at the close of business on a redemption date.

     Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Convertible Preferred Stock shall have been surrendered and notice shall have been received by Rouse as aforesaid (and if applicable, payment of any amount equal to the dividend payable on such shares shall have been received by Rouse as described below) and the conversion shall be at the Conversion Price in effect at such time and on such date.

     Holders of shares of Series B Convertible Preferred Stock at the close of business on a dividend payment record date are entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such dividend payment record date and prior to such dividend payment date. However, shares of Series B Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and ending with the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with such dividend payment date, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series B Convertible Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of common stock on such dividend payment date will receive the dividend payable by Rouse on such shares of Series B Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series B Convertible Preferred Stock for conversion. Except as provided above, Rouse will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of common stock issued upon such conversion.

     Fractional shares of common stock are not to be issued upon conversion but, in lieu thereof, Rouse will pay a cash adjustment based on the current market price of the common stock on the trading day prior to the conversion date.

     CONVERSION PRICE ADJUSTMENTS. The Conversion Price is subject to adjustment upon certain events, including:

     (i) the payment of dividends (and other distributions) payable in common stock on any class of capital stock of Rouse;

     (ii) the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock at a price per share less than the fair market value per share of common stock;

    (iii) subdivisions, combinations and reclassifications of common stock; and

     (iv) distributions to all holders of common stock of evidences of indebtedness of Rouse or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to above and dividends and distributions paid in cash out of equity, including revaluation equity, applicable to common stock).

     In addition to the foregoing adjustments, Rouse may make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the common stock.

     In case Rouse shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the shares of common stock or sale of all or substantially all of Rouse's assets), in each case as a result of which shares of common stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Convertible Preferred Stock, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares or fraction thereof of common stock into which one share of Series B Convertible Preferred Stock was convertible immediately prior to such transaction (assuming such holder of common stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). Rouse may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     No adjustment of the Conversion Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

     TRANSFER AGENT, REGISTRAR, DIVIDEND DISBURSING AGENT AND REDEMPTION AGENT. The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of Series B Convertible Preferred Stock is The Bank of New York, New York, New York.

INCREASING RATE PREFERRED STOCK

     GENERAL. On February 22, 1996, the Board of Directors of Rouse classified, and authorized Rouse to issue, the Increasing Rate Preferred Stock as part of the 50,000,000 shares of authorized preferred stock. The Increasing Rate Preferred Stock is issuable only in connection with the Hughes Acquisition and only to Hughes Owners. Pursuant to the terms of the Contingent Stock Agreement, Rouse will be obligated to issue and deliver shares of Increasing Rate Preferred Stock to Hughes Owners if the representatives of the Hughes Owners (which representatives have been appointed under the Contingent Stock Agreement (the "Representatives")) require Rouse to issue and deliver such shares of Increasing Rate Preferred Stock following certain events of default under the Agreement.

     If and when issued, the Increasing Rate Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Increasing Rate Preferred Stock will have no preemptive rights with respect to any shares of capital stock of Rouse or any other securities of Rouse convertible into or carrying rights or options to purchase any such shares. The Increasing Rate Preferred Stock will not be subject to any sinking fund. Unless exchanged for common stock or redeemed, the Increasing Rate Preferred Stock will have a perpetual term, with no maturity. The shares of common stock issuable upon the exchange of Increasing Rate Preferred Stock will be listed on the NYSE.

     RANKING. The Increasing Rate Preferred Stock will rank equally with any Parity Stock (as defined below) and will rank senior to the Junior Preferred Stock, the common stock and any other Increasing Rate Junior Stock (as defined below) with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.

     While any shares of Increasing Rate Preferred Stock are outstanding, unless Rouse first obtains the consent of the Representatives or the consent of the holders of at least 66 2/3% of the outstanding shares of Increasing Rate Preferred Stock, Rouse may not, either directly or indirectly or through a merger or consolidation of Rouse with another entity (a "Rouse Merger"):

     (i) issue (or approve the issuance of) or increase the authorized number of shares of any Increasing Rate Parity Dividend Stock, Increasing Rate Parity Liquidation Stock or Increasing Rate Prior Stock (as such terms are defined below);

     (ii) declare, pay or set apart funds for the payment of any dividends (other than dividends payable in Increasing Rate Junior Stock) or make any other distribution on or with respect to shares of Increasing Rate Junior Stock;

    (iii) declare, pay or set apart funds for the payment of any dividends (other than dividends payable in Increasing Rate Junior Stock) or make any other distribution on or with respect to shares of Increasing Rate Parity Dividend Stock or Increasing Rate Parity Liquidation Stock, unless simultaneously therewith a proportionate dividend on the Increasing Rate Preferred Stock is ratably distributed; or

     (iv) redeem, retire or otherwise acquire for value or set apart any funds for the redemption or purchase of any shares of Increasing Rate Junior Stock (other than common stock to effect an Exchange (as defined below)) or any warrant, option or right to acquire shares thereof.

     "Increasing Rate Junior Stock" means the common stock and any other capital stock of Rouse ranking junior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary, or with respect to the payment of dividends.

     "Increasing Rate Parity Dividend Stock" means any capital stock of Rouse ranking on a parity with the Increasing Rate Preferred Stock with respect to the payment of dividends.

     "Increasing Rate Parity Liquidation Stock" means any capital stock of Rouse ranking on a parity with the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary.

     "Parity Stock" means any capital stock of Rouse ranking on a parity with the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary, or with respect to the payment of dividends.

     "Increasing Rate Prior Stock" means any capital stock of Rouse ranking prior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary, or with respect to the payment of dividends.

     DIVIDENDS. Holders of shares of Increasing Rate Preferred Stock will be entitled to receive for each such share, when and as declared by the Board of Directors of Rouse, out of funds of Rouse legally available for payment, cumulative cash dividends on the Liquidation Value (as defined below) of such share at the Dividend Rate (as defined below). Dividends on the Increasing Rate Preferred Stock will be payable semi-annually (each, a "Dividend Payment Date") at such rate on the first business day following the end of each six-month period beginning January 1 and July 1 of each year (each such six-month period, a "Dividend Period"). Dividends will be payable to holders of record as they appear on the stock records of Rouse at the close of business 15 days prior to the end of the applicable Dividend Period. Dividends on shares of Increasing Rate Preferred Stock (whether or not earned or declared) will accrue from the date of issuance of such shares (the "Issue Date") until such shares are redeemed or exchanged as described below. Dividends will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there are funds of Rouse legally available for the payment of such dividends. Accumulations of dividends on shares of Increasing Rate Preferred Stock will not bear interest.

     Unless all accrued and unpaid dividends on Increasing Rate Preferred Stock have been paid in full or funds sufficient for such payment have been set apart therefor, Rouse may not:

     (i) pay or set apart funds for the payment of any dividend with respect to any Junior Dividend Stock (as defined below);

     (ii) pay or set apart funds for the payment of any dividend with respect to any Increasing Rate Parity Dividend Stock, other than pro rata with, and recognizing all accrued and unpaid dividends on, the Increasing Rate Preferred Stock and all other classes or series of Increasing Rate Parity Dividend Stock;

    (iii) make any distribution (other than in Junior Dividend Stock) on, redeem or purchase any Junior Liquidation Stock; or

     (iv) make any distribution on, redeem or purchase any Increasing Rate Parity Liquidation Stock.

     To the extent that Rouse does not have sufficient funds to pay (or set apart for payment) the full amount of accrued but unpaid dividends on the Increasing Rate Preferred Stock on any given Dividend Payment Date, any payments made (or funds set apart for such payments) by Rouse in respect of such dividends will be made ratably to the holders of such Increasing Rate Preferred Stock in proportion to the number of shares held by them.

     "Base Rate" means:

     (i) with respect to the Dividend Period during which Rouse issues shares of Increasing Rate Preferred Stock for the first time, the dividend rate, as determined by a nationally recognized investment banking firm selected by Rouse for such purpose and reasonably acceptable to the Representatives, which would be required in order for Rouse to successfully sell at par (i.e., stated liquidation value), in a private placement transaction, a class or series of its perpetual preferred stock as of such time; and

     (ii) with respect to each subsequent Dividend Period, the dividend rate, as determined by a nationally recognized investment banking firm selected by Rouse for such purpose and reasonably acceptable to the Representatives, which would be required in order for Rouse to successfully sell at par (i.e., stated liquidation value), in a private placement transaction, a class of its perpetual preferred stock as of the first day of such Dividend Period.

     "Dividend Rate" means a rate per annum equal to the Base Rate plus the Spread, in each case as in effect during a Dividend Period; provided, however, that in the event that any share of Increasing Rate Preferred Stock shall have an Issue Date other than on the first day of any Dividend Period, the Dividend Rate with respect to such share during the Dividend Period in which such Issue Date occurs shall be calculated on the basis of the applicable Dividend Rate for such Dividend Period for the period commencing with the Issue Date to and including the last day of such Dividend Period.

     "Junior Dividend Stock" means common stock and any other capital stock of Rouse ranking junior to the Increasing Rate Preferred Stock with respect to the payment of dividends.

     "Junior Liquidation Stock" means common stock and any capital stock of Rouse junior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary.

     "Liquidation Value" means, with respect to a share of Increasing Rate Preferred Stock, $100 plus all dividends (whether or not earned or declared), accrued and unpaid on such share.

     "Spread" (i) for the Dividend Period during which Rouse issues shares of Increasing Rate Preferred Stock for the first time shall be 3.50% per annum and (ii) for each Dividend Period thereafter shall be the Spread for the immediately preceding Dividend Period plus 0.50%.

     REDEMPTION. Any holder of Increasing Rate Preferred Stock may elect to have Rouse redeem all or any portion of such holder's shares on any Dividend Payment Date (the "Redemption Date") by delivering to Rouse a redemption notice at least 30 but not more than 60 days prior to such Redemption Date; provided, however, that any shares subject to redemption must have been issued at least one year prior to the date of such redemption notice.

     For each share of Increasing Rate Preferred Stock to be redeemed, Rouse must pay on the Redemption Date an amount equal to the sum of (i) 110% of the Liquidation Value of such share as of such Redemption Date plus
(ii) all accrued and unpaid dividends (whether or not earned or declared) on such share as of such Redemption Date. In the event Rouse is required to redeem shares of the Increasing Rate Preferred Stock but does not have sufficient funds legally available to redeem all such shares, Rouse must apply the funds it does have legally available to redeem on a ratable basis as many shares subject to redemption as is possible. If Rouse fails to redeem all shares required to be redeemed by it on any given Redemption Date because of insufficient legally available funds, the holders of Increasing Rate Preferred Stock will be able to exercise the Special Voting Right described below.

     EXCHANGE. Rouse may, at its option, exchange shares of common stock on any Dividend Payment Date (an "Exchange Date") for any or all shares of Increasing Rate Preferred Stock outstanding on such Exchange Date (each, an "Exchange"), provided that in connection with such Exchange, (i) Rouse delivers an exchange notice at least 30 but not more than 60 days prior to such Exchange Date and (ii) on the Exchange Date, Rouse pays each holder of the shares of Increasing Rate Preferred Stock to be exchanged an amount equal to all accrued but unpaid dividends on such shares to such Exchange Date. The number of shares of common stock to be exchanged for each share of Increasing Rate Preferred Stock will be a number equal to the Liquidation Value divided by the Current Share Value on the last day of the Dividend Period immediately preceding the Exchange Date. If, in connection with an Exchange, Rouse intends to exchange fewer than all the outstanding shares of Increasing Rate Preferred Stock, the number of shares of Increasing Rate Preferred Stock to be exchanged will be determined ratably among the holders of such stock according to the respective number of shares held by them.

     LIQUIDATION. The holders of shares of Increasing Rate Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of Rouse, whether voluntary or involuntary, the Liquidation Value for each share of Increasing Rate Preferred Stock (the "Junior Preferred Liquidation Preference"), and no more.

     Until the holders of the Increasing Rate Preferred Stock have been paid the Junior Preferred Liquidation Preference in full, no payment may be made to any holder of Junior Liquidation Stock upon the liquidation, dissolution or winding up of Rouse. If, upon any liquidation, dissolution or winding up of Rouse, the assets of Rouse, or any proceeds thereof, distributable among the holders of the shares of Increasing Rate Preferred Stock are insufficient to pay in full the Junior Preferred Liquidation Preference, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Increasing Rate Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares of Increasing Rate Preferred Stock if all amounts payable thereon were paid in full. Neither a merger or consolidation of Rouse with or into another entity nor a voluntary sale, lease, conveyance, exchange or transfer of all or substantially all of Rouse's assets (except in connection with a plan of liquidation, dissolution or winding up of Rouse) will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Rouse.

     VOTING RIGHTS. Except as described below, or except as otherwise from time to time required by applicable law, the holders of shares of Increasing Rate Preferred Stock will have no voting rights.

     Whenever

     (i) any accrued but unpaid dividends on the Increasing Rate Preferred Stock (whether or not earned or declared) are in arrears for at least one Dividend Period,

     (ii) Rouse fails to effect any redemption described above or

    (iii) Rouse fails to effect any Exchange,

then

     (x) the number of directors then constituting the Board of Directors of Rouse will be increased by one and

     (y) the holders of shares of Increasing Rate Preferred Stock, voting separately as a class, will have the exclusive right (the "Special Voting Right") to elect a director to fill such vacancy either (1) at a properly called special meeting of the holders of the Increasing Rate Preferred Stock called for such purpose or
          (2) at any annual meeting of stockholders of Rouse.

     Holders of Increasing Rate Preferred Stock will have the right to exercise the Special Voting Right until such time as:

     (i) all accumulated dividends on the Increasing Rate Preferred Stock shall have been paid in full;

     (ii) all redemptions required to be made on any Redemption Date shall have been made; and

    (iii) all Exchanges required to be made shall have been made.

In exercising the Special Voting Right, each share of Increasing Rate Preferred Stock will be entitled to one vote.

     In addition, so long as any shares of Increasing Rate Preferred Stock are outstanding, the consent of the Representatives or the affirmative vote of the holders of 66 2/3% of the shares of the Increasing Rate Preferred Stock is required to issue any preferred stock on parity with or senior to the Increasing Rate Preferred Stock, amend the articles supplementary relating to the Increasing Rate Preferred Stock, issue or take certain actions affecting the Increasing Rate Preferred Stock or make distributions with respect to stock on parity with or junior to the Increasing Rate Preferred Stock.

     TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the Increasing Rate Preferred Stock will be The Bank of New York, New York, New York.

JUNIOR PREFERRED STOCK

     GENERAL. On February 22, 1996, the Board of Directors of Rouse classified, and authorized Rouse to issue, up to 37,362 shares of the Junior Preferred Stock as part of the 50,000,000 shares of authorized preferred stock.

     In connection with the Hughes Acquisition, 37,362 shares of Junior Preferred Stock were issued to a non-REIT subsidiary of Rouse and are currently outstanding.

     RANKING. The Junior Preferred Stock ranks senior to the common stock and junior to all other preferred stock (unless the terms of such preferred stock specifically provide that it will rank junior to or on parity with the Junior Preferred Stock), with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

     DIVIDENDS. Holders of shares of Junior Preferred Stock are entitled to receive for each such share, when and as declared by the Board of Directors of Rouse, out of funds of Rouse legally available for payment, a cumulative annual cash dividend equal to the greater of (i) 10.25% of the liquidation preference of such Junior Preferred Stock (the "Junior Preferred Liquidation Preference") or (ii) the lesser of 200% of the amount determined under clause (i) above or the Junior Preferred Liquidation Preference divided by the average closing price of common stock used to determine the exchange ratio in connection with the Hughes Acquisition (the "Multiplier") multiplied by the aggregate per share amount of all cash and non-cash dividends (other than dividends payable in common stock), subject to adjustment for stock splits, combinations and dividends on the common stock. Accumulations of dividends on shares of Junior Preferred Stock will not bear interest.

     Until all accumulated dividends are paid in full, Rouse may not, without first obtaining the consent of the holders of at least 66 2/3% of the outstanding shares of Junior Preferred Stock, (i) declare or pay dividends on or make any other distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Rouse's capital stock ranking junior to the Junior Preferred Stock (other than such shares acquired in exchange for other shares of Rouse's capital stock ranking junior to the Junior Preferred Stock), (ii) declare or pay dividends on or make any other distributions on any shares of Rouse's capital stock ranking on parity with the Junior Preferred Stock other than dividends payable ratably on the Junior Preferred Stock and any other parity stock or (iii) redeem or purchase or otherwise acquire for consideration any shares of Rouse's capital stock ranking on a parity with the Junior Preferred Stock, except pursuant to an offer that treats fairly and equitably all holders of Junior Preferred Stock and such parity stock.

     REDEMPTION. The Junior Preferred Stock is not subject to redemption.

     LIQUIDATION. The holders of shares of Junior Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of Rouse, whether voluntary or involuntary, a liquidation preference for each share of Junior Preferred Stock equal to the greater of (i) the sum of $4,148.60 plus all accrued and unpaid dividends on such share to the date of payment and (ii) an amount equal to the Multiplier multiplied by the aggregate per share amount to be distributed to holders of common stock in connection with such liquidation, dissolution or winding up, in each case subject to adjustment for stock splits, combinations and dividends on the common stock. Until the holders of the Junior Preferred Stock have been paid their aggregate liquidation preference in full, no payment will be made to (i) any holder of Rouse's capital stock ranking on a parity with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and any stock ranking on parity therewith or (ii) any holder of Rouse's capital stock ranking junior to the Junior Preferred Stock.

     VOTING RIGHTS. Except as otherwise from time to time required by applicable law, the holders of shares of Junior Preferred Stock have no voting rights; however, when dividends are in arrears, a vote of 66 2/3% of the outstanding shares is required for Rouse to pay distributions on or redeem any stock junior to or on parity with the Junior Preferred Stock.

     CONSOLIDATION, MERGER. In the event of a merger, consolidation or other transaction in which shares of common stock are exchanged for cash, stock, securities or other property, holders of Junior Preferred Stock are entitled to receive for each share of their stock the per share consideration received by holders of common stock multiplied by the Multiplier, subject to adjustment for stock splits, combinations and dividends on the common stock.

                       DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the debt securities that Rouse may issue under this prospectus sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by the prospectus supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such Offered Debt Securities.

     The Offered Debt Securities are to be issued under an Indenture (the "Indenture") between Rouse and The First National Bank of Chicago, as trustee (the "Trustee"), a copy of which Indenture is filed as an exhibit to the registration statement. The following summaries of certain provisions of the Indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms and of those terms made a part thereof by the Trust Indenture Act. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indenture are capitalized herein.

GENERAL

     The debt securities will be unsecured obligations of Rouse.

     The debt securities to be offered by this prospectus are limited to $2,251,000,000 in aggregate issue price. The Indenture does not limit the amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any Holder, for issuances of additional debt securities of such series. (Section 301) The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of debt securities.

     Reference is made to the prospectus supplement relating to the Offered Debt Securities for the following terms, where applicable, of the Offered Debt Securities:

     (1) the title of the Offered Debt Securities or series of which they are a part;

     (2) any limit on the aggregate principal amount of the Offered Debt Securities;

     (3) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of such Offered Debt Securities will be payable;

     (4) the rate or rates (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

     (5) the place or places where the principal of and any premium and interest on such Offered Debt Securities will be payable;

     (6) the period or periods within which, the price or prices at which and the terms and conditions upon which such Offered Debt Securities may be redeemed, in whole or in part, at the option of Rouse;

     (7) the obligation, if any, of Rouse to redeem or purchase any of such Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

     (8) the denominations in which such Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

     (9) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on such Offered Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time);

     (10) if the amount of payments of principal of or any premium or interest on such Offered Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

     (11) if the principal of or any premium or interest on such Securities is to be payable, at the election of Rouse or a Holder thereof, in one or more currencies or currency units other than those in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

     (12) if other than the principal amount thereof, the portion of the principal amount of such Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof;

     (13) if applicable, that such Offered Debt Securities are defeasible as provided in the Indenture;

     (14) whether such Offered Debt Securities are convertible into or exchangeable for common stock, preferred stock or other securities and the terms and conditions upon which such conversion or exchange will be effected;

     (15) whether such Offered Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those described under "Global Securities" in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

     (16) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt Securities;

     (17) the terms, if any, pursuant to which the Offered Debt Securities will be made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of Rouse, and the definition of any such Senior Indebtedness; and

     (18) any other terms of such Offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Unless otherwise indicated in the prospectus supplement relating to Offered Debt Securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at its principal executive offices (see "Concerning the Trustee"), provided that, at the option of Rouse, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 301, 305 and 1002) Any payment of principal and any premium or interest required to be made on an Interest Payment Date, Redemption Date or at Maturity which is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity. (Section 113)

     Unless otherwise indicated in the prospectus supplement relating to Offered Debt Securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. (Section 302) No service charge will be made for any transfer or exchange of the debt securities, but Rouse may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     Debt securities may be issued under the Indenture as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their stated principal amount. In addition, under Treasury Regulations it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating thereto. "Original Issue Discount Security" means a security, including any security that does not provide for the payment of interest prior to Maturity, which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Stated Maturity thereof an amount less than the principal amount thereof shall become due and payable. (Section 101)

GLOBAL SECURITIES

     The debt securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee identified in the prospectus supplement relating to the Offered Debt Securities. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities.

     Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary and except in the circumstances described in the prospectus supplement relating to the Offered Debt Securities. (Sections 204 and 305) The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

CERTAIN COVENANTS

     LIMITATION ON THE INCURRENCE OF DEBT. Rouse and its consolidated Subsidiaries may not incur any Debt if, after giving effect to such Incurrence, the Ratio Calculation is less than 1.1 to 1.

     Notwithstanding the foregoing paragraph, Rouse and its consolidated Subsidiaries may incur the following additional Debt without regard to the foregoing limitation (although the additional Debt so incurred will be included in the determination of the Consolidated Coverage Ratio thereafter):

     (i) the Debt Securities issued under the Indenture not to exceed an aggregate issue price of $150,000,000;

     (ii) intercompany Debt (representing Debt to which the only parties are Rouse and any of its consolidated Subsidiaries (but only so long as such Debt is held solely by any of Rouse and its consolidated Subsidiaries));

    (iii) any drawings or redrawings under lines of credit existing on the date of the Indenture and any new lines of credit or replacements, amendments or extensions of existing lines of credit, provided, however, that the maximum amount that may be drawn under all lines of credit pursuant to this clause (iii) may not at any time exceed the maximum amount that may be drawn under all lines of credit that exist as of the date of the Indenture;

     (iv) refinancings, renewals, refundings or extensions of any Debt, in any case in an amount not to exceed the principal amount of the Debt so refinanced plus any prepayment premium or accrued interest, provided that

          (a)  such refinancing Debt is either

               (I) Debt of Rouse that ranks equally with or junior to the Debt being refinanced,

               (II) Debt of a Subsidiary that Rouse or another Subsidiary guarantees or

              (III) Debt of a Subsidiary and

          (b) such refinancing Debt (giving effect to any right of the holder thereof to require, directly or indirectly, an early repayment, defeasance or retirement of such Debt) either has a weighted average life equal to or longer than the remaining weighted average life of the Debt being refinanced or has a minimum term of five years;

     (v) third party Debt of a Subsidiary, including Debt of a Subsidiary that carries a Rouse guarantee of repayment, directly relating to the development of projects or the expansion, renovation or improvement of existing properties;

     (vi) third party Debt of a Subsidiary directly relating to the acquisition of assets;

    (vii) reimbursement obligations under letters of credit, bankers' acceptances or similar facilities, provided that at the time of incurring any additional obligations pursuant to this clause
          (vii) the amount of all such obligations, whether or not currently due, aggregate at any time less than 5% of Consolidated Net Tangible Assets at such date;

   (viii) Debt that by its terms is subordinate in right of payment to the other Debt of Rouse, provided, however, that, pursuant to clauses (i) through (ix), the aggregate issue price of such subordinated Debt may not at any time exceed the aggregate principal amount of such subordinated Debt as of the date of the Indenture plus $100,000,000;

     (ix) Attributable Debt; and

     (x) in addition to Debt referred to in clauses (i) through (ix) above, Debt in the aggregate principal amount of $50,000,000 which is to be used only for working capital purposes. (Section
          1008)

     LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Rouse will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including Rouse or any consolidated Subsidiary) or to which any such lender or investor is a party, providing for the leasing by Rouse or any such Restricted Subsidiary for a period, including renewals, in excess of three years, of any Principal Property owned by Rouse or such Restricted Subsidiary, which has been or is to be sold or transferred more than one year after either the acquisition thereof or the completion of construction and commencement of full operation thereof by Rouse or any such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "Sale/Leaseback Transaction") unless (A) the aggregate amount of Attributable Debt for the proposed and all existing Sale/Leaseback Transactions is less than 10% of Consolidated Net Tangible Assets and (B) if the Ratio Calculation is less than 1.1 to 1 after giving effect to the proposed Sale/Leaseback Transaction, Rouse and its Subsidiaries, within 270 days after the sale or transfer shall have been made by Rouse or by any such Restricted Subsidiary, must apply an amount equal to the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement to either (or a combination of)
(x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such Sale/Leaseback Transaction) or (y) the retirement of Debt of Rouse or a Restricted Subsidiary, including the debt securities issued under the Indenture, which either has an initial term of greater than 12 months or is a bona fide acquisition loan or a construction or bridge loan entered in connection with a construction project or other real estate development. (Section
1009)

CERTAIN DEFINITIONS

     "Asset" means, with respect to one or more transactions occurring within any 12-month period, any asset or group of assets of Rouse or its Subsidiaries (including, but not limited to, all balance sheet items and all intangible assets including management contracts, goodwill and trade secrets) with a fair market or book value, whichever is larger, greater than 5% of Consolidated Net Tangible Assets on the date of such transaction.

     "Attributable Debt" shall mean, as to any particular lease under which Rouse or any Restricted Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to such lease (as determined by certain officers of Rouse as set forth in the Indenture) or (ii) the total net amount of rent required to be paid by Rouse under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum equal to 8.5%, compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Consolidated Coverage Ratio" of any Person means for any period the ratio of (i) EBDT for such period plus Consolidated Interest Expense for the same period for such Person to (ii) Consolidated Interest Expense for the same period for such Person.

     "Consolidated Interest Expense" means with respect to any Person for any period the Consolidated Interest Expense included in a consolidated income statement (without deduction of consolidated interest income) of such Person for such period (based on the accounting principles reflected in Rouse's Consolidated Statement of Operations for the nine months ended September 30, 1994 contained in Rouse's Form 10-Q for such period), including without limitation or duplication (or, to the extent not so included, with the addition of):

     (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles;

     (ii) the amortization of Debt discount;

    (iii) any payments or fees (other than up-front fees) with respect to letters of credit, bankers' acceptances or similar facilities;

     (iv) fees (other than up-front fees) with respect to interest rate swap or similar agreements, or foreign currency hedge, exchange or similar agreements;

     (v) the interest portion of any rental obligation with respect to any Sale/Leaseback Transaction (determined as if such obligations were treated as a Capital Lease Obligation); and

     (vi) any dividends attributable to any equity security which may be converted into a debt security of Rouse at any time or is mandatorily redeemable for cash within 20 years from its initial issuance.

     "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom

     (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness and Capital Lease
          Obligations) and

     (ii) all goodwill, all as shown in the consolidated balance sheet of Rouse and its Subsidiaries as of the end of the latest fiscal quarter for which consolidated Financial Statements are available.

     "Debt" means (without duplication), with respect to any Person:

     (i)  every obligation of such Person for money borrowed;

     (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, but excluding any trade payments and other accrued current liabilities arising in the ordinary course of business;

    (iii) every currently due reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

     (iv) every obligation of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith);

     (v)  every Capital Lease Obligation of such Person;

     (vi) the maximum fixed redemption or repurchase price of any equity security which may be converted into a debt security of such Person at any time or is mandatorily redeemable for cash within 20 years from its initial issuance; and

    (vii) every obligation of the type referred to in clauses (i) through
          (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

     "EBDT" shall mean Earnings Before Depreciation and Deferred Taxes from Operations for Rouse and its consolidated Subsidiaries based on the accounting principles reflected in Rouse's Consolidated Statement of Operations for the nine months ended September 30, 1994 contained in Rouse's Form 10-Q for such period, and assuming that any dividends paid on any equity security shall not be deducted in calculating EBDT unless such equity security may be converted into a debt security at any time or is mandatorily redeemable for cash within 20 years from its initial issuance.

     "incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of any such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

     "Principal Property" shall mean any land, and any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case the net book value of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets at such date; provided, however, that Principal Property shall not include:

     (i) any building, structure or facility which, in the opinion of the Board of Directors of Rouse, is not of material importance to the total business conducted by Rouse and its Subsidiaries as an entirety; or

     (ii) any portion of a particular building, structure or facility which, in the opinion of the Board of Directors of Rouse, is not of material importance to the use or operation of such building, structure or facility.

     "Ratio Calculation" shall mean that, immediately after either the incurrence of such Debt or the sale of or other disposal of such Asset, as the case may be, Rouse, or its agent, shall calculate the Consolidated Coverage Ratio for the four full fiscal quarter period preceding such incurrence, sale or disposal for which consolidated Financial Statements are available. In making such calculation, (a) the Consolidated Interest Expense attributable to interest on any Debt to be incurred bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period and (b) with respect to any Debt which bears, at the option of Rouse, a fixed or floating rate of interest, Rouse shall apply the same rate for purposes of calculating the Consolidated Coverage Ratio as it chooses to apply to the Debt. In addition, such calculation shall be performed using the consolidated Financial Statements which shall be reformulated on a pro forma basis as if such Debt had been incurred or such Asset had been sold or otherwise disposed of, as the case may be, at the beginning of such four fiscal quarter period. Such reformulation shall give effect, as if the relevant event had occurred at the beginning of such four fiscal quarter period, to any actual use of proceeds of such Debt being incurred or Asset being sold or disposed of and to any incurrences or repayments of Debt and other sales, disposals or acquisitions of Assets occurring after the end of the last quarter for which there are consolidated Financial Statements available. If any portion of the proceeds has not been used, it shall be assumed that such portion of the proceeds was invested in one-year Treasury bills on the first day of such four fiscal quarter period.

     "Restricted Subsidiary" shall mean any subsidiary of Rouse which has a 50% or greater ownership interest in a Principal Property or Properties.

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to debt securities of any series issued under the Indenture:

     (a) failure to pay principal of or premium, if any, on any debt security of that series when due;

     (b) failure to pay any interest on any debt security of that series when due, continued for 30 days;

     (c) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

     (d) failure to perform any other covenant of Rouse in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice as provided in the Indenture;

     (e)  certain events in bankruptcy, insolvency or reorganization;

     (f) a default under any bond, debenture, note, mortgage, indenture or other evidence of indebtedness for money borrowed by Rouse (or by any Subsidiary, the repayment of which Rouse has guaranteed or for which Rouse is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture; and

     (g) any other Event of Default provided with respect to debt securities of that series. (Section 501) No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities issued thereunder.

     The Trustee shall, within 90 days after the occurrence of a default with respect to debt securities of any series, give all holders of debt securities of such series then outstanding notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of a default in the payment of principal of and any premium or interest on any debt security of any series, or in the payment of any sinking fund installment with respect to debt securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of all holders of debt securities of such series then outstanding. (Trust Indenture Act of 1939)

     If an Event of Default with respect to Outstanding debt securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502) For information as to waiver of defaults, see "Modification and Waiver."

     Reference is made to the prospectus supplement relating to each series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during the default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 601) Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. (Section 512)

     Rouse will furnish to the Trustee annually a certificate as to compliance by Rouse with all conditions and covenants under the Indenture. (Section 1004)

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     The Indenture permits Rouse to consolidate or merge with or into any other entity or entities, or to sell, convey or lease all or substantially all of its Assets to any other entity authorized to acquire and operate the same; provided, however, that

     (i) the Person (if other than Rouse) formed by such consolidation, or into which Rouse is merged or which acquires or leases substantially all of the Assets of Rouse, expressly assumes Rouse's obligations on debt securities issued under the Indenture and under the Indenture itself,

     (ii) Rouse or such successor entity shall not immediately after such consolidation or merger, or such sale, conveyance or lease, be in default in the performance of any covenant or condition of the Indenture,

    (iii) Rouse or such successor entity shall not, immediately after giving effect to such consolidation or merger, or such sale, conveyance or lease, have a Ratio Calculation of less than 1.1 to 1 and

     (iv) certain other conditions are met. (Section 801)

SATISFACTION, DISCHARGE AND DEFEASANCE

     The prospectus supplement will state if any defeasance provision will apply to the Offered Debt Securities.

     The Indenture provides that, if applicable, Rouse will be discharged from any and all obligations in respect of the debt securities of any series issued under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities of such series on the respective Stated Maturities in accordance with the terms of the Indenture and the debt securities of such series. Such a trust may only be established if, among other things, Rouse has delivered to the Trustee an Opinion of Counsel to the effect that Rouse has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Sections 1302 and 1304)

     The Indenture provides that, if applicable, Rouse shall be released from its obligations with respect to such debt securities then outstanding under Sections 1005 through 1009, inclusive, Section 1011 and Section 801 of the Indenture and such other obligations as shall be set forth in any supplemental indenture for the debt securities, and the occurrence of an Event of Default specified in Sections 501(3), 501(4) (with respect to any of Sections 1005 through 1009, inclusive, Section 1011 and Section 801 and such other obligations), 501(5) and 501(8) of the Indenture shall be deemed not to result in an Event of Default, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities of such series on the Stated Maturities in accordance with the terms of the Indenture and the debt securities of such series. The obligations of Rouse under the Indenture and the debt securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, Rouse has delivered to the Trustee an Opinion of Counsel (who may be an employee of or counsel for Rouse) to the effect that the Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the event Rouse exercises this option with respect to the debt securities of any series as described above and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, Rouse shall remain liable for such payments. (Sections 1303 and 1304)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by Rouse and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding debt security affected thereby,

     (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security,

     (b) reduce the principal amount of, or any premium or interest on, any debt security,

     (c) reduce the amount of principal of an Original Issue Discount Security or other security payable upon acceleration of the Maturity thereof,

     (d) change the place or currency of payment of principal of, or any premium or interest on, any debt security,

     (e) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

     (f) reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture,

     (g) reduce the percentage in principal amount of Outstanding debt securities of any series necessary for waiver of certain defaults or

     (h) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in principal amount of the Outstanding debt securities of any series may on behalf of the Holders of all debt securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding debt security of that series affected. (Section 513)

GOVERNING LAW

     The Indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, but without regard to principles of conflict of laws. (Section 112)

CONCERNING THE TRUSTEE

     The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States of America, with its principal offices at One First National Plaza, Suite 0126, Chicago, Illinois 60670, will act as Trustee for the benefit of the Holders of the debt securities under the Indenture. The Trustee also serves as the trustee under the indenture in respect of (i) Rouse's $120,000,000 aggregate principal amount of 8.5% Notes due January 15, 2003, (ii) Rouse's $150,000,000 aggregate issue amount of Medium-Term Notes due Nine Months or More from Date of Issue and (iii) $141,753,000 aggregate principal amount of 9 1/4% Junior Subordinated Debentures due 2025. Rouse maintains other banking relationships with the Trustee in the ordinary course of business, including (i) maintaining a $450,000,000 unsecured revolving line of credit in which the Trustee is a participating lender and the Administrative Agent, and a $350,000,000 unsecured term loan (which is subject to reduction in certain circumstances) that provides bridge financing for certain acquisitions by Rouse, as to which term loan the Trustee is a participating lender and the Administrative Agent and (ii) obtaining other loans from the Trustee.

                           SELLING SECURITYHOLDER

     All of the shares of common stock (the "Shares") and notes (the "Notes") of Rouse offered by the selling securityholder (collectively, the "Selling Securityholder Securities") are beneficially owned by Teachers Insurance and Annuity Association of America, a New York corporation, and were issued to the selling securityholder in connection with the sale in
     , 1998 by the selling securityholder to Rouse of the selling securityholder's interests in certain real property previously jointly owned by the selling securityholder and Rouse through Rouse-Teachers Properties, Inc., a Delaware corporation. In addition to the joint ownership of this real property and the ownership of the Shares, the selling securityholder has acted as a mortgage lender to Rouse with respect certain real property owned by Rouse and certain of its affiliates within the past three years. Other than the joint ownership of this real property, the ownership of the Shares and the financing arrangements referred to above, the selling securityholder has had no material relationship with Rouse or any of its affiliates within the past three years. In addition to the Shares, the selling securityholder beneficially owns the number of shares of common stock set forth in the table below. Since the selling securityholder may sell all, some or none of the Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be beneficially owned by the selling securityholder upon completion of the offering contemplated by this prospectus. The terms of Notes will be described in a prospectus supplement to this prospectus.


                                                        MAXIMUM AGGREGATE
                                 NUMBER OF SHARES        NUMBER OF SHARES
              SELLING                HELD AT                WHICH MAY
          SECURITYHOLDER                , 1998              BE OFFERED
      ----------------------  ----------------------  ----------------------
      Teachers Insurance and
      Annuity Association of
      America


                            PLAN OF DISTRIBUTION

SALE OF SECURITIES BY ROUSE

     Rouse may sell securities to or through one or more underwriters or dealers and also may sell securities directly to institutional investors or other purchasers, or through agents.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of securities, underwriters or agents may receive compensation from Rouse or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from Rouse and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Rouse will be described, in the related prospectus supplement.

     Under agreements which may be entered into by Rouse, underwriters and agents who participate in the distribution of securities may be entitled to indemnification by Rouse against certain liabilities, including liabilities under the Securities Act, or to contribution by Rouse with respect to payments they may be required to make in respect thereof.

     If so indicated in the related prospectus supplement, Rouse will authorize underwriters or other persons acting as Rouse's agents to solicit offers by certain institutions to purchase securities from Rouse pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Rouse. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Until the distribution of the securities is completed, the rules of the Commission may limit the ability of underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

     If any underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market.

     Underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities.

     Neither Rouse nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither Rouse nor any underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The securities may or may not be listed on a national securities exchange (other than the common stock, which is listed on the NYSE). Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. No assurances can be given that there will be an active trading market for the securities.

     Certain of the underwriters or agents and their associates may engage in transactions with and perform services for Rouse or its affiliates in the ordinary course of their respective businesses.

SALE OF SELLING SECURITYHOLDER SECURITIES BY THE SELLING SECURITYHOLDER

     The Selling Securityholder Securities may be sold from time to time by the selling securityholder, or by pledgees, donees, transferees or other successors in interest, if any, who acquire the Selling Securityholder Securities. Sales of the Shares may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Sales of the Notes may be made in negotiated transactions. The Shares may be sold through one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Notes may be sold through one or more of the following types of transactions: (a) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and (b) transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the selling securityholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive compensation from the selling securityholder or from purchasers for whom they act in the form of discounts, concessions or commissions. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

     Upon Rouse being notified by the selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Selling Securityholder Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of the selling securityholder and of the participating broker-dealer(s),
(ii) the number of Shares or the principal amount of Notes involved, (iii) the price at which such Selling Securityholder Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

     The selling securityholder has agreed to pay any brokerage fees or commissions, underwriting discounts and fees of any counsel for the selling securityholder in connection with the sale of the Selling Securityholder Securities. All expenses in connection with the registration of the Selling Securityholder Securities under this prospectus will be paid by Rouse.

     Rouse has agreed to indemnify the selling securityholder for certain liabilities under the Securities Act.

     The securities laws of a particular state might require that the Selling Securityholder Securities be sold in that state only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Securityholder Securities may not be sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

                                  EXPERTS

     The consolidated financial statements and schedules of Rouse and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference in this registration statement have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                               LEGAL MATTERS

     The validity of the common stock and the preferred stock will be passed upon for Rouse by Bruce I. Rothschild, Esq., Vice President and General Counsel of Rouse. The validity of the debt securities will be passed upon for Rouse by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Securities and Exchange Commission registration fee........  $  666,062
     Printing expenses..........................................     500,000
     Rating agency fees.........................................   1,500,000
     New York Stock Exchange listing fee........................     230,000
     Trustee's fees.............................................      60,000
     Legal fees and expenses....................................     400,000
     Accounting expenses........................................      60,000
     Blue Sky fees and expenses.................................      15,000
     Other......................................................      68,938
                                                                  ----------
          Total.................................................  $3,500,000
                                                                  ==========
--------------------

* Except for the Securities and Exchange Commission registration fee, all of the foregoing expenses have been estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IX of the Bylaws of Rouse provides that directors and officers of Rouse shall be indemnified by Rouse to the fullest extent permitted by Maryland law as now or hereafter in force, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by independent legal counsel retained by Rouse and appointed by either the Board of Directors or the Chief Executive Officer. Paragraph (f) of Article Seventh of the Amended and Restated Articles of Incorporation of Rouse provides that to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of Rouse shall be personally liable to Rouse or its stockholders for money damages. A copy of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland is incorporated by reference into this registration statement.

     Rouse maintains directors and officers insurance on behalf of its directors, officers and certain other persons against any liability asserted against them in any such capacity. The form of Underwriting Agreement contained in Exhibit 1.1 provides for indemnification of the directors and officers signing the registration statement and certain controlling persons of Rouse against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, in certain instances by each underwriter participating in an offering of the Preferred Securities.

ITEM 16. EXHIBITS

     Set forth below is a list of the exhibits included as part of this registration statement.

      EXHIBIT
      NO.                            DESCRIPTION
      -------                        -----------

        1.1* Form of Underwriting Agreement for common stock or preferred stock

        1.2*   Form of Underwriting Agreement for debt securities

        1.3*   Form of Distribution Agreement for debt securities

        4.1 Charter of Rouse, as amended and restated effective May 27, 1988, (which is incorporated by reference from the Exhibits to Rouse's Form 10-K Annual Report for the fiscal year ended December 31, 1988 (see Commission File No. 0-1743))

        4.2 Articles of Amendment to the Charter of Rouse, effective January 10, 1991, (which are incorporated by reference from the Exhibits to Rouse's Form 10-K Annual Report for the fiscal year ended December 31, 1990 (see Commission File No. 0-1743))

        4.3 The Articles Supplementary to the Charter of Rouse, dated February 17, 1993 (which are incorporated by reference from the Exhibits to Rouse's Form 10-K Annual Report for the fiscal year ended December 31, 1992 (see Commission File No. 0-1743))

        4.4 The Articles Supplementary to the Charter of Rouse, dated September 26, 1994 (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 33-57707))

        4.5 The Articles Supplementary to the Charter of Rouse, dated December 27, 1994 (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 33-57707))

        4.6 The Articles Supplementary to the Charter of Rouse, dated June 5, 1996, relating to Rouse's Increasing Rate Cumulative Preferred Stock, par value $0.01 per share (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 333-20781))

        4.7 The Articles Supplementary to the Charter of Rouse, dated June 11, 1996, relating to Rouse's 10.25% Junior Preferred Stock, 1996 Series, par value $0.01 per share (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 333-20781))

        4.8 The Articles Supplementary to the Charter of Rouse, dated February 21, 1997, relating to Rouse's Series B Convertible Preferred Stock, par value $0.01 per share (which are incorporated by reference from the Exhibits to Rouse's Current Report on Form 8-K, dated February 26, 1997 (see Commission File No. 0-1743)).

        4.9 The Bylaws of Rouse, as amended November 19, 1996 and January 30, 1997 (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 333-20781))

        4.10 Contingent Stock Agreement, effective as of January 1, 1996, by Rouse in favor of and for the benefit of the Holders and Representatives named therein (which is incorporated by reference to Exhibit 2.3 to Rouse's Form S-4 Registration Statement (No. 333-1693)).

        4.11 Indenture, dated as of February 24, 1995, between Rouse and The First National Bank of Chicago, as trustee (which is incorporated by reference from the Exhibits to Rouse's Form 10-K Annual Report for the fiscal year ended December 31, 1995 (see Commission File No. 0-1743))

        4.12*  Form of Fixed Rate Medium-Term Note

        4.13*  Form of Floating Rate Medium-Term Note

        5.1*   Opinion of Fried, Frank, Harris, Shriver & Jacobson

        5.2* Opinion of Bruce I. Rothschild, Esq., Vice President and General Counsel of Rouse

        12.1   Computation of Ratio of Earnings to Fixed Charges

        12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

        23.1   Consent of KPMG Peat Marwick LLP

        23.2* Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1 above)

        23.3* Consent of Bruce I. Rothschild, Esq., Vice President and General Counsel of Rouse (included in Exhibit 5.2 above)

        24.1*  Power of Attorney, dated May 1, 1998

        24.2*  Power of Attorney, dated May 1, 1998

        25.1* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as trustee under the Indenture

        99.1 Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (which is incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 33-56646))

------------------------------
     *Previously filed.


ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs
     (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Rouse Company certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-51555) to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on the 30th day of October, 1998.

                                          THE ROUSE COMPANY

                                          By: /s/ Anthony W. Deering
                                              -------------------------
                                                Anthony W. Deering
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-20781) has been signed by the following persons in the capacities and on the date indicated.

Principal Executive
Officer:

/s/ Anthony W. Deering     Chairman of the Board,    October 30, 1998
----------------------     President and Chief
Anthony W. Deering         Executive Officer

Principal Financial
Officer:

/s/ Jeffrey H. Donahue     Senior Vice President     October 30, 1998
----------------------     and Chief Financial
Jeffrey H. Donahue         Officer

Principal Accounting
Officer:

/s/ George L. Yungmann     Senior Vice President     October 30, 1998
----------------------     and Controller
George L. Yungmann

                           THE BOARD OF DIRECTORS

David H. Benson, Jeremiah E. Casey, Anthony W. Deering, Rohit M. Desai, Mathias J. DeVito, Juanita T. James, William R. Lummis, Thomas J. McHugh, Hanne M. Merriman, Roger W. Schipke, Alexander B. Trowbridge and Gerald J.M. Vlak.


/s/ Anthony W. Deering     For himself               October 30, 1998
----------------------     and as
Anthony W. Deering         Attorney-in-Fact
Attorney-in-Fact           for the
                           above-named
                           members of
                           the Board
                           of Directors

                                  EXHIBITS

      EXHIBIT
      NO.                            DESCRIPTION
      -------                        -----------

        1.1* Form of Underwriting Agreement for common stock or preferred stock

        1.2*   Form of Underwriting Agreement for debt securities

        1.3*   Form of Distribution Agreement for debt securities

        4.1 Charter of Rouse, as amended and restated effective May 27, 1988, (which is incorporated by reference from the Exhibits to Rouse's Form 10-K Annual Report for the fiscal year ended December 31, 1988 (see Commission File No. 0-1743))

        4.2 Articles of Amendment to the Charter of Rouse, effective January 10, 1991, (which are incorporated by reference from the Exhibits to Rouse's Form 10-K Annual Report for the fiscal year ended December 31, 1990 (see Commission File No. 0-1743))

        4.3 The Articles Supplementary to the Charter of Rouse, dated February 17, 1993 (which are incorporated by reference from the Exhibits to Rouse's Form 10-K Annual Report for the fiscal year ended December 31, 1992 (see Commission File No. 0-1743))

        4.4 The Articles Supplementary to the Charter of Rouse, dated September 26, 1994 (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 33-57707))

        4.5 The Articles Supplementary to the Charter of Rouse, dated December 27, 1994 (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 33-57707))

        4.6 The Articles Supplementary to the Charter of Rouse, dated June 5, 1996, relating to Rouse's Increasing Rate Cumulative Preferred Stock, par value $0.01 per share (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 333-20781))

        4.7 The Articles Supplementary to the Charter of Rouse, dated June 11, 1996, relating to Rouse's 10.25% Junior Preferred Stock, 1996 Series, par value $0.01 per share (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 333-20781))

        4.8 The Articles Supplementary to the Charter of Rouse, dated February 21, 1997, relating to Rouse's Series B Convertible Preferred Stock, par value $0.01 per share (which are incorporated by reference from the Exhibits to Rouse's Current Report on Form 8-K, dated February 26, 1997 (see Commission File No. 0-1743)).

        4.9 The Bylaws of Rouse, as amended November 19, 1996 and January 30, 1997 (which are incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 333-20781))

        4.10 Contingent Stock Agreement, effective as of January 1, 1996, by Rouse in favor of and for the benefit of the Holders and Representatives named therein (which is incorporated by reference to Exhibit 2.3 to Rouse's Form S-4 Registration Statement (No. 333-1693)).

        4.11 Indenture, dated as of February 24, 1995, between Rouse and The First National Bank of Chicago, as trustee (which is incorporated by reference from the Exhibits to Rouse's Form 10-K Annual Report for the fiscal year ended December 31, 1995 (see Commission File No. 0-1743))

        4.12*  Form of Fixed Rate Medium-Term Note

        4.13*  Form of Floating Rate Medium-Term Note

        5.1*   Opinion of Fried, Frank, Harris, Shriver & Jacobson

        5.2* Opinion of Bruce I. Rothschild, Esq., Vice President and General Counsel of Rouse

        12.1   Computation of Ratio of Earnings to Fixed Charges

        12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

        23.1   Consent of KPMG Peat Marwick LLP

        23.2* Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1 above)

        23.3* Consent of Bruce I. Rothschild, Esq., Vice President and General Counsel of Rouse (included in Exhibit 5.2 above)

        24.1*  Power of Attorney, dated May 1, 1998

        24.2*  Power of Attorney, dated May 1, 1998

        25.1* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as trustee under the Indenture

        99.1 Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (which is incorporated by reference from the Exhibits to Rouse's Form S-3 Registration Statement (No. 33-56646))

-------------------------
     *    Previously filed.